Exhibit 99.1

Press Release	Source: Ultra Clean Holdings, Inc.

UCT Completes Acquisition of Ham-Let (Israel-Canada) Ltd.

•	Ham-Let customers include semiconductor equipment manufacturers and chip makers

•	The acquisition expands UCT’s addressable market in semiconductors

•	Ham-Let increases UCT’s vertical capabilities and adds high value, high gross margin product offerings

HAYWARD, Calif., March 31, 2021 — Ultra Clean Holdings, Inc. (Nasdaq: UCTT), today announced it has completed the acquisition of Ham-Let (Israel-Canada) Ltd. (“Ham-Let”) for approximately $351 million, in a transaction which includes $284 million of equity value plus $67 million of net debt.

“The timing of this acquisition is ideal as growing semiconductor demand and increased device complexity are creating significant business opportunity,” said Jim Scholhamer, CEO. “The addition of Ham-Let’s high value, process instrumentation and flow control systems to our current set of offerings adds even more value to, and deepens our partnerships with our customers as we work together to solve the challenges of today’s semiconductor industry. The combination of these products and capabilities will provide an excellent growth platform.”

Under the terms of the agreement, the total transaction value is approximately $351 million and is being structured as an all-cash transaction. UCT anticipates the acquisition to be accretive to shareholders on an adjusted basis within the first year after close.

As of December 25, 2020 for UCT, and December 31, 2020 for Ham-Let, pro forma combined LTM revenue was $1.6 billion, operating income was $172.3 million and Adjusted EBITDA was $204.9 million.

Barclays acted as Sole Lead Arranger and Bookrunner on the Term Loan B offering, Meitar Law Offices (Israel) served as UCT’s lead legal advisor with the assistance of Davis Polk and Wardwell LLP. Needham and Co. provided a fairness opinion to UCT. Naschitz, Brandes, Amir Law Offices served as legal advisor to Ham-Let and PricewaterhouseCoopers provided a fairness opinion.

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems, components and parts, and ultra-high purity cleaning and analytical services primarily for the semiconductor industry. Under its Products division, UCT offers its customers an integrated outsourced solution for major subassemblies, improved design-to-delivery cycle times, design for manufacturability, prototyping, and high-precision manufacturing. Under its Services Division, UCT offers its customers tool chamber parts cleaning and coating, as well as micro-contamination analytical services. Ultra Clean is headquartered in Hayward, California. Additional information is available at www.uct.com.

About Ham-Let (Israel-Canada) Ltd.

Ham-Let Group is one of the world’s leading companies in development, manufacturing, and distribution of industrial flow control systems – connectors, fittings and valves for high pressure and high temperatures transmission systems (gases and liquids). Founded in 1950, Ham-Let Group serves customers in a wide range of segments: semiconductor, power generation, chemical, oil & gas, petrochemical, high purity, and more. Ham-Let factories are equipped with the latest manufacturing and inspection technologies enabling precise solutions for industry opportunities, and encouraging innovation for the creation of new, advanced components and systems. Ham-let has a strong global presence with 14 branches, 5 manufacturing sites and a worldwide distribution network.

Use of Non-GAAP Measures

This release and the accompanying tables include a discussion of Pro Forma Adjusted EBITDA for UCT and Ham-Let, which is a non-GAAP financial measure that is provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We define “Adjusted EBITDA” as net income (loss) plus provision for (benefit from) taxes, interest and other expense (income), depreciation expense, amortization expense, stock-based compensation expense, restructuring charges and other infrequent or unusual items.

Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, the definition of Adjusted EBITDA used in this press release may not be comparable to the definitions as reported by other companies.

We believe Adjusted EBITDA is relevant and useful information because it provides UCT and investors with additional measurements to analyze past operating performance and enterprise value. The unaudited Pro Forma Adjusted EBITDA financial information is not necessarily indicative of the results of income in future periods or the results that actually would have been realized had UCT and Ham-Let been a combined company during the specified period.

A reconciliation of Net income to pro forma-adjusted EBITDA is provided in the accompanying table.

Safe Harbor Statement

This press release contains, or may be deemed to contain, “forward-looking statements” (as defined in the US Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. Words such as “anticipates,”, “projection”, “forecast”, “believes,” “plan,” “expect,” “future,”’ “intends,” “may,” “will,” “should,” “estimates,” “predicts,” and similar expressions are used to identify these forward-looking statements. Forward looking statements included in this press release include, without limitation, future financial and operating results, and benefits of the transaction and future opportunities for the combined company. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) the ability of UCT to successfully integrate Ham-Let’s operations and employees; (2) unexpected costs, charges or expenses resulting from the transaction; (3) UCT’s ability to successfully grow its or Ham-Let’s business; (4) potential adverse reactions or changes to business relationships resulting from the completion of the transaction; (5) the retention of key employees, customers or suppliers; and (6) legislative, regulatory and economic developments, including changing business conditions in the semiconductor industry markets overall or the economy in general. These risks and other factors also include, among others, those identified in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and elsewhere in UCT’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

GAAP - Non-GAAP Reconciliation

($ in million)	UCT LTM		% of Sales	Ham-Let LTM	% of Sales	Combined LTM		% of Sales
Revenue		$1,398.6	100.0%	$202.9	100.0%		$1,601.5	100.0%
Gross profit reconciliation
Gross profit – GAAP		$291.8	20.9%	$49.7	24.5%		$341.4	21.3%
Amortization of intangible assets		$4.1	0.3%	$1.3	0.6%		$5.4	0.3%
Restructuring charges		$1.0	0.1%	—	—		$1.0	0.1%
Stock-based compensation expense		$2.1	0.2%	$0.1	0.0%		$2.2	0.1%

Gross profit – Non-GAAP		$299.0	21.4%	$51.1	25.2%		$350.0	21.9%

Operating income reconciliation
Operating income – GAAP		$121.4	8.7%	$12.1	6.0%		$133.5	8.3%
Amortization of intangible assets		$19.8	1.4%	$1.3	0.6%		$21.1	1.3%
Restructuring charges		$4.4	0.3%	—	—		$4.4	0.3%
Stock-based compensation expense		$12.9	0.9%	$0.7	0.3%		$13.6	0.8%
Other non-recurring items	-$	0.3	0.0%	$0.1	0.0%	-$	0.3	0.0%

Operating income – Non-GAAP		$158.2	11.3%	$14.1	6.9%		$172.3	10.8%

Adjusted EBITDA reconciliation
Net income - GAAP		$80.4	5.7%	$6.7	3.3%		$87.1	5.4%
Provision for taxes		$19.3	1.4%	$2.4	1.2%		$21.6	1.4%
Interest and other expense, net		$21.7	1.6%	$3.0	1.5%		$24.7	1.5%
Depreciation		$25.0	1.8%	$7.7	3.8%		$32.7	2.0%
Amortization of intangible assets		$19.8	1.4%	$1.3	0.6%		$21.1	1.3%
Restructuring charges		$4.4	0.3%	—	—		$4.4	0.3%
Stock-based compensation expense		$12.9	0.9%	$0.7	0.3%		$13.6	0.8%
Other non-recurring items	-$	0.3	0.0%	$0.1	0.1%	-$	0.2	0.0%

Adjusted EBITDA		$183.2	13.1%	$21.8	10.7%		$204.9	12.8%

LTM reflects unaudited results for the last twelve months ended Dec 25, 2020 for UCT and Dec 31, 2020 for Ham-Let

Subject to rounding

Source: Company filings

Contact:

Rhonda Bennetto

VP Investor Relations

(250) 370-9030

rbennetto@uct.com